Exhibit 10.4

CONSENT TO ASSIGNMENT

CONSENT TO ASSIGNMENT (this “Consent”) is made as of the 8th day of November, 1998 by and among JULIUS REALTY CORPORATION (the “Landlord”), UNITED STATES CAN COMPANY (“Assignor”) and TRENTON METAL DECORATING, INC. (“Assignee”).

WITNESSETH:

WHEREAS, Landlord and Assignor (as successor in interest to Leary/Carroll, Inc., a New Jersey corporation which was successor in interest to Metal Litho International, Inc., a New Jersey corporation) are parties to that certain Lease dated December 19, 1988, as amended by that certain First Amendment to Lease dated January 19, 1995, letter agreement dated January 19, 1995 and First Amendment to Lease dated May, 1998 (collectively, the “Lease”), covering premises located at 6 Litho Road, Lawrence Township, New Jersey (the “Leased Premises”);

WHEREAS, the Assignor desires to assign the Lease to Assignee, and Assignee desire to accept such assignment and assume the obligations of Assignor thereunder;

WHEREAS, Article 6 of the Lease requires Landlord’s consent to any assignment of the Lease; and

NOW, THEREFORE, in consideration of certain covenants and agreements and for certain other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignee and Assignor hereby agree as follows:

1. A true and correct copy of the Lease is attached hereto as Exhibit A and made a part hereof, and there are no other agreements, written or oral, between Landlord and Assignor with respect to the lease of the Leased Premises.

2. To the best of Landlord’s knowledge, Assignor has not assigned or sublet all or any portion of the Leased Premises, or permitted any person or entity other than Assignor to use or occupy the Leased Premises, or any part thereof.

3. All rent and payments due and owing by the Assignor to Landlord under the Lease have been paid in full as of the date hereof. No rent or any other payments have been paid by

Assignor to Landlord in advance (except for the current month). Assignor has not deposited any security with Landlord, except such amount as set forth in the Lease (if any), and Landlord (including any predecessor to Landlord) has not applied any portion of such security deposit (if any) to the payment of rent or any other amounts due and owing by Assignor to Landlord under the Lease.

4. Landlord hereby consents to the assignment of the Lease from Assignor to Assignee effective as of November 2, 1998 (the Transfer Date”).

5. Neither the Assignment nor this consent thereto shall release or discharge Assignor from any liability under the Lease which may accrue through and including the scheduled expiration date of the Lease on December 19, 2008, and Assignor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Lease on the part of Assignor to be performed and observed, including, without limitation, all amounts which may be due Landlord as permitted by and provided in the Lease. Any breach or violation of any provision of the Lease by Assignee shall be deemed to be and shall constitute a default by Assignor in fulfilling such provision. In the event of a default under any of the terms of the Lease, Landlord shall have the right to proceed directly and immediately against Assignor without any requirement that any action be brought against Assignee, and such proceeding is not to be deemed an irrevocable election of remedies. Assignor’s liability under the Lease shall in no way be affected by (a) the release or discharge of Assignee in any creditors’, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Assignee or the estate of the Assignee in bankruptcy, or of any remedy for the enforcement of the Assignee’s said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Assignee; (e) any disability or other defense of the Assignee, or (f) the cessation from any cause whatsoever of the liability of the Assignee. No delay on the part of the Landlord in exercising any rights under the Lease against Assignee or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Assignor shall be deemed to be a waiver of the obligation of the Assignor or of the right of the Landlord to take further action without notice or demand as provided under the Lease; nor in any event shall any modification or waiver of the provisions of the Lease be effective unless in writing signed by the party against whom enforcement is sought nor shall any such waiver be applicable except in the specific instance for which given.

6. Assignor and Assignee hereby agree that (i) Assignee shall assume absolutely and irrevocably all duties and obligations of Assignor as tenant under the Lease arising or accruing under the Lease from and after the Transfer Date, and (ii) Assignor shall remain solely liable for all obligations arising or accruing under the Lease up to the Transfer Date.

7. Except as expressly provided herein, nothing contained in this Consent shall:

(a) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Lease, (ii) any of tenant’s obligations under the Lease, or (iii) any rights or remedies of Landlord under the Lease or otherwise or to enlarge or increase Landlord’s obligations or tenant’s rights or obligations under the Lease or otherwise, or

(b) be construed to waive any present or future breach or default on the part of Assignor under the Lease. In case of any conflict between the provisions of this Consent and the provisions of the Assignment, the provisions of this Consent shall prevail unaffected by the Assignment.

8. This consent by Landlord shall not be construed as a consent by Landlord to any further assignment by Assignor or Assignee.

9. The liability of Assignor under the Lease shall not be released, discharged or in any way impaired by any amendment, modification, or extension of the Lease, nor shall Landlord have any obligations to provide Assignor with notice of any such amendment, modification or extension; provided, however notwithstanding anything to the contrary contained herein, Assignor’s liability under the Lease shall not extend to any additional obligations of the tenant under any extension, modification or amendment of the Lease (including any increases in the existing rent obligations or term extensions), it being the express understanding of Landlord and Assignor that the obligations of Assignor shall be limited to the existing Lease obligations of the tenant under the Lease through the presently scheduled expiration date of the Lease on December 19, 2008.

10. Landlord and Assignor each certifies that, to the best of its knowledge, as of the effective date of this Consent neither Assignor nor Landlord is in default of the Lease, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under the Lease. The Lease is in full force and effect and is enforceable in accordance with its terms. Assignor further certifies that to the best of Assignor’s knowledge, Assignor has no claim, action or right of setoff against Landlord arising out of the Lease or the Assignor’s occupancy of the Leased Premises.

11. In accordance with Article 13 of the Lease, as amended by the First Amendment to Lease dated May, 1998, Assignor shall provide Landlord with a Letter of Non- Applicability or a letter from the New Jersey Department of Environmental Protection (“NJDEP”) indicating NJDEP’s approval of Assignor’s Remediation in Progress Waiver Application under ISRA made in connection with Assignor’s transfer of the assets and the business operated at the Leased Premises or other evidence satisfactory to Landlord that Assignor has complied with all the requirements of ISRA in connection with Assignor’s cessation of operations at the Leased Premises prior to the Transfer Date.

12. This Consent shall be construed in accordance with the laws of the State of New Jersey, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

13. This Consent may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Landlord, Assignor and Assignee have executed this Consent as of the as of the day and year first above written.

ATTEST:	UNITED STATES CAN COMPANY

/s/ (Illegible)	By:	/s/ (Illegible)
Name:
Title:

ATTEST:	TRENTON METAL DECORATING, INC.

/s/ (Illegible)	By:	/s/ (Illegible)
Name:
Title:

ATTEST:	JULIUS REALTY CORPORATION

/s/ (Illegible)	By:	/s/ James L. Flynn
	Name:	JAMES L. FLYNN
	Title:	PRESIDENT

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) dated as of May     , 1998, by and between JULIUS REALTY CORPORATION, a New Jersey corporation, having an address at 582 Progress Street, Elizabeth, New Jersey 07201 (“Landlord”) and UNITED STATES CAN COMPANY, a                      corporation, having an address at                      (Tenant”).

WITNESSETH:

WHEREAS, Landlord and Leary/Carrol, Inc. entered into a Lease dated December 19, 1988 (the “Original Lease”) covering premises located at 6 Litho Road, Lawrence Township, New Jersey, which premises are more fully described therein; and

WHEREAS, Leary/Carroll, Inc. assigned its interest in the Lease to Tenant on January 20, 1995; and

WHEREAS, Landlord and Tenant desire to, inter alia, extend the term of the Lease and amend the purchase option provided in the Lease.

NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. All defined terms shall have the same meaning in this Amendment as in the Lease unless otherwise defined.

2. All references to the “Lease” in the Original Lease and this Amendment shall mean the as modified by this Amendment.

3. Section 1.02 of the Lease is hereby modified to provide that the term of the Lease shall be extended for an additional ten (10) years and shall end, unless sooner terminated on December 19, 2008 (“Expiration Date”).

4. The first paragraph of Section 1.03 of the Lease is hereby deleted and replaced with the following:

Commencing on December 19, 1988 and continuing through and including December 31, 1998 Tenant shall pay Landlord annual fixed rent (“Fixed Rent”) in the amount of Four Hundred Fifty Thousands and 00/100 Dollars ($450,000.00) which Fixed Rent shall be absolutely net to Landlord and shall be payable in advance (without notice, deduction or setoff) in monthly installments of Thirty-Seven Thousand Five Hundred and 00/100 Dollars ($37,500.00) on the first day of each month during the term.

Commencing with the January 1, 1999 payment of Fixed Rent, and in every year thereafter, on the anniversary date of the Commencement Date of this Lease, and on each anniversary date of the Commencement Date thereafter (each, a “Rental Adjustment Date”), the Fixed Rent shall be increased in accordance with the increase in the United State Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the Philadelphia, Wilmington, Trenton area on the basis of 1982-1984 =100) (the “Index”) as follows:

(i)	The Fixed Rent (the “Comparison Fixed Rent”) in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the “Comparison Date”) on which payment of the Comparison Fixed Rent began through the date two (2) months prior to the month in which the applicable Rental Adjustment Date occurs. The Fixed Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the date two (2) months prior to the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent.

(ii)	Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord’s notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment of the months elapsed between the effective date of the increase and Landlord’s notice of such increase within ten (10) days after Landlord’s notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date.

Tenant shall pay and save Landlord harmless from and against all fees, costs, taxes and assessments and payments in lieu thereof, utility charges, insurance premiums and expenses and obligations of every kind and nature whatsoever relating to the Demised Premises (except for those expenses which have been incurred as a result of the direct actions of the Landlord unless the same have been incurred by Landlord due to Tenant’s breach or to the requirements of a governmental entity or third person or entity not a party to this Lease) which may become due during the term of this Lease, and in the event of any nonpayment of any of the foregoing. Landlord shall have, in addition to all other rights and remedies, all, of the rights and remedies provided herein or by law in the case of nonpayment of Fixed Rent. All Fixed Rent shall be paid, in lawful money of the United States of America, to Landlord at its office, or at such other place as Landlord may designate by notice to Tenant.

5. The following provision shall be added to the Lease as Section 6.08:

A sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, or if Tenant is a publicly traded corporation, a merger of

Tenant with another corporation or a sale of ten percent (10%) more of its stock or a sale of substantially all its assets, or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the stock of Tenant if Tenant’s stock is not publicly traded; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership, without the prior written consent of Landlord, shall, in any of the foregoing cases and whether or not accomplished by one or more related or unrelated transactions, constitute a prohibited assignment of this Lease.

6. Article 13 of the Lease is hereby modified to change all references to the “Environmental Cleanup Responsibility Act” to the “Industrial Site Recovery Act” and all references to “ECRA” to “ISRA.”

7. Article 13 of the Lease is further modified to include the following provisions:

If an event or circumstance resulting from or caused by Tenant’s actions or Tenant’s use or occupancy of the Demised Premises (specifically including Tenant’s acquisition of the Demised Premises, the termination of the Lease, Tenant’s cessation of operations at the Demised Premises or a change in the ownership or control of Tenant) which may result in the application of ISRA to the Demised Premises occurs after the Commencement Date, Tenant shall apply for and obtain from the NJDEP a Letter of Non-Applicability (“LNA”) stating that the Demised Premises is not an “industrial establishment” as such term is defined under ISRA. In the event Tenant does not obtain a LNA from the NJDEP, Tenant shall take all steps necessary to achieve compliance with ISRA with respect to such event, circumstance or transaction. Tenant shall pay all costs and expenses associated with achieving compliance with ISRA.

Within ten (10) days after written request by the Landlord or any mortgagee of Landlord, and, in any event, on each anniversary of the Commencement Date of the Term of this Lease, Tenant shall deliver to Landlord or Landlord’s mortgagee, as the case may be, a duly executed and acknowledged affidavit of Tenant or Tenant’s chief executive officer, certifying:

(a) The proper four digit Standard Industrial Classification number relating to Tenant’s then current use of the Demised Premises; and

(b) (i) that Tenant’s use of the Demised Premises does not involve and has not involved the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of petroleum products or hazardous substances or wastes (as hazardous substances and hazardous wastes are defined in any Environmental Laws), all of the foregoing being hereinafter collectively referred to as the “Presence of Hazardous Substances,” or

(ii) that Tenant’s use does involve or has involved the presence of Hazardous Substances, in which event, such affidavit shall describe in detail that portion of Tenant’s operations which involves or has involved the Presence of Hazardous Substances. Said description shall identify each hazardous substance and describe the manner in which it is or was generated, handled, manufactured, refined, transported, treated, stored, and or disposed of. Tenant shall supply Landlord or Landlord’s mortgagee with such additional information relating to said Presence of Hazardous Substances as Landlord or Landlord’s mortgagee may request.

8. Section 27.01 of the Lease is hereby deleted and replaced with the following:

27.01 Provided that this Lease shall be in full force and effect and the Tenant shall have fully performed all of the terms and conditions hereof and shall not be in default under the terms of this Lease, and no event shall have occurred which with the passage of time or the giving of notice or both would constitute a default, the Tenant shall have the option (the “Option”) at any time during the term of this lease to purchase the Demised Premises on the terms and conditions contained herein.

The purchase price for the Demised Premises shall be the greater of Four Million Five Hundred Thousand Dollars ($4,500,000.00) or the fair market value of the Demised Premises at the time Tenant exercises the Option as mutually determined by the parties using their best good faith efforts at the time of the exercise of the Option hereunder. If the parties are unable to agree upon the fair market value of the Demised Premises within fifteen (15) days after the exercise of the Option, said fair market value shall be determined by arbitration in the following manner.

(a) Landlord and Tenant shall each appoint one arbitrator who shall, by profession, be an M.A. I. real estate appraiser, who shall have been active over the five (5) year period ending on the date of Tenant’s exercise of said option in the appraisal of commercial and industrial properties in the area of Demised Premises. Each such arbitrator shall be appointed within twenty (20) days after the exercise of the option.

(b) The two arbitrators so appointed shall each, within fifteen (15) days of their respective date of the appointment, determine the fair market value of the Demised Premises and notify Landlord and Tenant thereof. If the appraisals differ by five percent (5%) or less, the fair market value of the Demised Premises shall be determined by averaging the appraisals.

(c) If the appraisals differ by more than five percent (5%), the two arbitrators shall, within five (5) days of the date of the latest appraisal, agree upon and appoint a third arbitrator who shall be qualified based upon the same criteria set forth hereinabove.

(d) The third arbitrator shall, within fifteen (15) days of the appointment of the third arbitrator, reach a decision and notify Landlord and Tenant thereof.

(e) The fair market value of the Demised Premises shall be determined by averaging the appraisals for the three arbitrators, ignoring for the purposes of such averaging any portion of the high and low appraisal which is more than ten (10%) percent in excess of or less than the middle appraisal.

(f) If either Landlord or Tenant fails to appoint an arbitrator within the time period in subparagraph (a) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(g) If the two arbitrators fail to agree upon and appoint a third arbitrator, such matter shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

(h) Each party shall pay for the cost of the its arbitrator and the cost of the third arbitrator shall be paid by Landlord and Tenant equally.

9. Except as expressly provided herein, all other terms, conditions, covenants, conditions and agreements as set forth in the Lease remain unchanged and in full force and effect.

10. This Amendment may be executed in counterparts and once fully executed in counterparts, it shall be in full force and effect as if all parties hereto executed the same original.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		JULIUS REALTY CORPORATION

	/s/ Scott K. Westphal	By:	/s/ James L. Flynn
Name:	Scott K. Westphal	Name:	James L. Flynn
	Secty	Title:	President

ATTEST/WITNESS:		UNITED STATES CAN COMPANY

	/s/ Illegible	By:	/s/ Thomas J. Yurco
Name:		Name:	Thomas J. Yurco
		Title:	Vice President Materials Management & Logistics

JULIUS REALTY CORPORATION, a New Jersey corporation,

Landlord,

LEARY/CARROLL, INC., a New Jersey corporation,

Tenant,

LEASE

Dated: December 19, 1988

Premises: Lawrence Township

Mercer County, New Jersey

INDEX

ARTICLE		PAGE

1	Demise, Premises, Term, Rents	1

2	Use	7

3	Condition of Demised Premises	8

4	Subordination, Notice to Mortgages	9

5	Quiet Enjoyment	13

6	Assignment and Subletting	13

7	Compliance with Laws and Requirements of Governmental Authorities	18

8	Insurance	19

9	Tenant’s Alterations	26

10	Personal Property	28

11	Repairs and Maintenance	29

12	Utilities	30

13	ECRA and Other Environmental Compliance	31

14	Access	34

15	Notice of Accidents	37

16	Tenant’s indemnification of Landlord	37

17	Destruction or Damage	38

18	Condemnation	42

19	Mechanics’ Liens	44

20	Surrender	44

21	Landlord’s Remedies in Event of Tenant’s Default or Bankruptcy	46

LEASE (“Lease”) dated December 19, 1988, by and between JULIUS REALTY CORPORATION, a New Jersey corporation, having offices at 582 Progress Street, Elizabeth, New Jersey 07201 (“Landlord”) and LEARY/CARROLL, INC., a New Jersey corporation with offices c/o NewCan Investments, Six Landmark Square, Suite 400, Stamford, Connecticut 06901, Attn: Daniel R. Gresham (an amendment to the Certificate of Incorporation of Leary/Carroll, Inc. is being submitted on this date to the Office of the Secretary of State of New Jersey to change the name of the corporation to Metal Litho International, Inc.) (“Tenant”).

WITNESSETH:

ARTICLE 1

DEMISE, PREMISES, TERM, RENTS

1.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon the terms hereinafter set forth, the lot, piece or parcel of land, together with the improvements thereon (the “Building”) located at 6 Litho Road in the Township of Lawrence, County of Mercer and State of New Jersey, more particularly described in Exhibit A attached hereto and made a part hereof. Said premises, together with all fixtures and equipment now or hereafter attached thereto (except items constituting referred to as the “Demised Premises”.

1.02. The tern of the Lease (“Term”) shall be for a period of ten (10) years, commencing on December 19, 1988 (“Commencement Date”) and shall end, unless sooner terminated pursuant hereto or by law on December 19, 1998 (“Expiration Date”).

1.03. Tenant shall pay Landlord during the Term annual fixed rent (“Fixed Rent”), in the amount of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00) which Fixed Rent shall be absolutely net to Landlord and shall be payable in advance (without notice, deduction or setoff) in monthly installments of THIRTY- SEVEN THOUSAND FIVE HUNDRED DOLLARS ($37,500.00) on the first day of each month during the Term commencing on December 1, 1988. Rent for the month of December, 1988 shall be prorated. Tenant shall pay and save Landlord harmless from and against all fees, costs, taxes and assessments and payments in lieu thereof, utility charges, insurance premiums and expenses and obligations of every kind and nature whatsoever relating to the Demised Premises (except for those expenses which have been incurred as a result of the direct actions of the Landlord unless same have been incurred by Landlord due to Tenant’s breach or to the requirements of a governmental entity or third person or entity not a party to this Lease) which may become due during the term of this Lease, and in the event of any nonpayment of any of the foregoing, Landlord shall have, in addition to all other rights and remedies, all of the rights and remedies provided for herein or by law in the case of nonpayment of the Fixed Rent. All Fixed Rent shall be paid, in lawful money of the United States of America, to Landlord at its office, or at such other place as Landlord may designate by notice to Tenant.

In addition to the Fixed Rent, Tenant shall pay as additional rent (“Additional Rent”) all fees, costs or other sums of every kind and nature whatsoever relating to the Demised Premises (except for those fees which have been incurred as a result of the direct actions of the Landlord, unless the same have been incurred due to Tenant’s breach or to the requirements of a governmental entity or third person or entity not a party to this Lease) which may arise or become due during the term of this Lease, including but not limited to, all Taxes (as hereafter defined) and payments in lieu thereof, utility and other charges as described in Article 12 hereof. Operating Expenses (as hereafter defined), insurance premiums and expenses. In the event of nonpayment of any of the foregoing Landlord shall have, in addition to all other rights and remedies, the same rights and remedies as for a default in the payment of Fixed Rent.

“Taxes” shall mean all real estate taxes, assessments, sewer rents, water and other governmental impositions, other than federal income taxes payable by Landlord, which may be levied or imposed upon the Building and the land upon which it is situated (“Land”), or which Landlord becomes obligated to pay under Section

4.2 of the Installment Sale Agreement (as hereafter defined in Article 4) (except for expenses and fees, payable by Landlord under Section 10 of the Bond Purchase Agreement (as defined in Article 4) which expenses Tenant will not be obligated to pay) or under any other Superior Mortgage (as defined in Article 4) or by reason of or in connection with the ownership, leasing, management, control or operation of the Land or Building or of the fixtures, equipment or personal property located in or used in connection therewith (including any rental and mortgage taxes) and any governmental charges, however denominated, levied in lieu of any of the foregoing. (Notwithstanding the above, any assessments shall be prorated over the life of the improvements for which the assessment was levied. Such useful life shall be determined by the authority installing the improvement. Tenant shall pay only that portion falling due within the term of this Lease.) No provision, hereof shall be deemed to require. Tenant to pay municipal, state or federal income, capital levy, estate, succession, inheritance or corporate franchise taxes imposed upon Landlord unless such taxes are reasonably deemed imposed in substitution for Taxes, and then only as if the Land and Building were the only property of Landlord and the income derived therefrom were Landlord’s sole income.

“Operating Expenses” shall mean all expenses incurred in connection with the operation, management, maintenance and repair of the Demised Premises.

Tenant shall pay and discharge, as and when due and payable, and shall save Landlord harmless from and against, all fees, costs or other sums constituting Additional Rent directly to the taxing authority, utility, supplier or other person or entity imposing the fee, cost or other sum. Tenant shall upon request of Landlord or any Superior Mortgagee (as defined in Article 4) furnish to Landlord or to the Superior Mortgagee, prior to the date on which any such amount would become delinquent, official receipt of the appropriate taxing authority, utility, supplier or other person or entity imposing the fee, cost or other sum, or other evidence satisfactory to Landlord or the Superior Mortgagee evidencing payment thereof.

1.04. On the execution of this Lease, Tenant shall deposit with the Landlord the sum of SEVENTY FIVE THOUSAND DOLLARS ($75,000.00), by regular check as security for the faithful performance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terns, provisions and conditions of this Lease, including but not limited to the payment of Fixed and Additional Rent as herein provided, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent, Additional Rent, assessments and levies or any other sum as to which Tenant is in default, or for any sum which Landlord may expand or may be required to expend by reason of Tenant’s default in respect of any the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event of a sale of the Premises, Landlord shall have the right to transfer the security to the new owner or Landlord, and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look to the new Landlord solely for the return of said security provided the new owner or Landlord attorns to the Lease; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors nor assigns shall be bound by such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant agrees that Landlord shall hold the security in its regular accounts and shall not be obligated to segregate such security nor shall such security be held in an interest bearing account.

ARTICLE 2

USE

2.01. Tenant may use and occupy the Demised Premises for manufacturing and general office purposes. It shall not use or allow the Demised Premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any Certificate of Occupancy or certificate of compliance covering or affecting the use of the Demised Premises or any part thereof, or so long as the Installment Sale Agreement remains in effect, so as to violate Section 7.10 thereof which Section requires that the Landlord comply with the New Jersey Economic Development Authority Act (the “Act”) and that the Building be operated and maintained so as to foster and promote opportunities for gainful employment of the inhabitants of the State of New Jersey and that the Improvement will be operated as an Authorized Project (as defined in the Act). Landlord and Tenant have submitted this Lease to the New Jersey Economic Development Authority and to the Trustee as required by Section 8.1(b) of the Installment Sale Agreement. To the best of Landlord’s knowledge, this Lease does not violate the terms of the Installment Sale Agreement. Tenant expressly agrees that it shall maintain and operate the Demised Premises so as to foster and promote opportunities for gainful employment of the inhabitants of the State of New Jersey and shall operate the

Demised Premises as an Authorized Project. Tenant shall not suffer any act to be done or any condition to exist on the Demised Premises or any part thereof which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance with respect thereto, and Tenant shall not suffer any article to be brought thereon which nay be dangerous unless safeguarded as required by law. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises.

ARTICLE 3

CONDITION OF DEMISED PREMISES

3.01. The Demised Premises are leased to Tenant “as is” on the date hereof, subject to reasonable wear and tear, without representation or warranty, express or implied in fact or by law, by Landlord, and without recourse to Landlord as to the title thereto, the nature, condition or usability thereof, or the use or uses to which the Demised Premises or any part thereof may be put. Landlord represents, however, that it is the beneficial owner of the Demised Premises and has the authority to enter into this Lease. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises were in good and satisfactory condition at the time such possession was taken.

3.02. Tenant covenants and agrees that it will, at its entire cost and expense, perform such work, make such alterations and furnish and install such equipment as may be necessary to fit the Demised Premises for the use and occupancy thereof provided and permitted under Article 2 of this Lease (all of the aforedescribed work, alterations, installations, etc., to be performed by Tenant herein referred to as “Tenant’s Work”), in order to obtain the appropriate building permits and Certificate of Occupancy, subject, however, to the provisions of Article 9.

ARTICLE 4

SUBORDINATION, NOTICE TO MORTGAGEES

4.01. In addition to other terms defined herein, the following terms shall have the meanings set forth in this Article 4 unless the context otherwise requires:

(a) “Authority” shall mean the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State of New Jersey exercising public and essential governmental functions and any body, board, authority, agency or other political subdivision or instrumentality of New Jersey which shall hereafter succeed to the powers, duties and functions thereof.

(b) “Bond Purchase Agreement” shall mean the bond purchase agreement entered into among the Authority, Landlord and Heritage Bank, N.A., as Purchaser.

(c) “Bonds” shall mean any of the bonds of the Authority authenticated and delivered under and pursuant to the Indenture including the Bonds described in Section 202 of the Indenture, and any bonds issued in lieu of or substitution therefor.

(d) “Heritage Mortgage” shall mean a mortgage on Landlord’s interest in the Demised Premises made by Landlord to Heritage Bank, N.A. to secure a loan from Heritage Bank, N.A. to Landlord in the original principal amount of $385,000.

(e) “Indenture” shall mean the Indenture of Mortgage and Trust, entered into between the Authority and Heritage Bank, N.A., as Trustee, as the same may from time to time be amended, modified or supplemented by supplemental indentures in accordance with the terms of Article VIII and IX thereof.

(f) “Installment Sale Agreement” shall mean the installment sale agreement entered into between the Authority and Landlord.

4.02. The Lease shall be subject and subordinate to all mortgages and ground leases, including the Installment Sale Agreement and the Heritage Mortgage, and any modifications, consolidations or extensions thereof, now or hereafter affecting the Land and/or the Building (all of such mortgages and leases being hereinafter collectively referred to as “Superior Mortgages”). Any future Superior Mortgages shall provide (or the holders of which or landlords under which shall agree in writing) that so long as Tenant is not in default under the Lease, the holder of any such mortgage or the landlord under any such lease shall not terminate the Lease, disturb Tenant’s possession of the Demised Premises, or join Tenant as a party to any foreclosure action or summary proceeding, and shall further provide that the Landlord, mortgagee or ground lessor, as the case may be, shall deliver to Tenant, at or prior to the time this Lease becomes so subordinate, a written statement to the effect hereinbefore stated, in form reasonably satisfactory to Tenant. This Section shall be self-operative and no further instrument of subordination shall be required, but Tenant shall execute and deliver any instrument in accordance with the foregoing confirming such subordination which Landlord or the holders of any Superior Mortgages (“Superior Mortgagees”) reasonably request.

4.03. In the event of any act or omission of Landlord by reason of which Tenant claims the right to terminate the Lease or the existence of a partial or total eviction, Tenant shall not attempt to exercise any claimed right of termination until

(a) it has given notice of such act or omission to all Superior Mortgagees whose names and addresses have been furnished to Tenant; and

(b) it has permitted such Superior Mortgagees a reasonable period, but in no event less than thirty (30) days, within which to remedy such act or omission, and they have not done so.

4.04. If any Superior Mortgagee succeeds to Landlord’s interest in the Lease, Tenant shall attorn to such Superior Mortgagee, if requested by the latter, and shall promptly execute and deliver any reasonably requested instrument confirming such attornment, again assuming that such Superior Mortgagee will provide at or prior to such attainment a written non-disturbance agreement.

4.05. If a Superior Mortgagee or a prospective mortgagee of the Land and/or the Building should require minor modifications in the Lease as a condition precedent to granting a mortgage or an extension of a Superior Mortgage, Tenant shall, if requested by Landlord, agree to such modifications, provided they neither materially impair Tenant’s rights nor materially expand Tenant’s obligations hereunder. Any dispute as to such a request for modification shall be determined by arbitration as hereinafter provided.

4.06. During the term hereof and so long as any Bonds remain Outstanding (as defined in the Indenture), Tenant shall duly and punctually perform, observe and comply with, or cause to be performed, observed and complied with, each and every obligation of Landlord under any Superior Mortgage placed on the Demised Premises, and under all chattel mortgages, assignments of leases and other security instruments delivered pursuant to any Superior Mortgage, to the end that no default, and no event which with the giving of notice by the Superior Mortgagee, or lapse of time, or both, would constitute a default shall occur under any Superior Mortgage; provided, however, that nothing herein contained shall obligate Tenant to pay any installment of interest, principal or premium or any other sum or charge due under any Superior Mortgage. Landlord shall make all payments of principal, interest or premium or any other sum or charge due under any Superior Mortgage in accordance with the terms and conditions set forth therein.

ARTICLE 5

QUIET ENJOYMENT

5.01. So long as Tenant performs its obligations under the Lease, it shall, subject to the provisions of the Lease, quietly have and enjoy the Demised Premises during the Term.

ARTICLE 6

ASSIGNMENT AND SUBLETTING

6.01. Tenant shall neither assign the Lease nor sublet all or any portion of the Demised Premises without Landlord’s prior consent, which Landlord agrees shall not be unreasonably withheld or delayed. Landlord may withhold such consent if, in the reasonable exercise of its judgment, it determines that;

(a) Landlord desires to recapture the Premises in which event Landlord shall notify Tenant of its intention to terminate this Lease on a date (the “Termination Date”) which shall not be earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than sixty (60) days after such effective date. Tenant shall then vacate and surrender the Demised Premises on or before the Termination Date and the tern of this Lease shall end on the Termination Date as if it were the Expiration Date. It is expressly understood that in the event Landlord recaptures the Premises in accordance with this paragraph, such action shall not terminate Tenant’s option to purchase the Premises pursuant to Article 27 hereunder.

(b) the proposed assignee or subtenant is not appropriate for the Building or in keeping with the character of its existing tenancies;

(c) the proposed assignee’s or subtenant’s occupancy will cause a density of traffic or make demands on Building services, maintenance or facilities unreasonably in excess of those related to Tenant’s occupancy;

(d) the proposed assignee or subtenant is a tenant of and is vacating premises in the Building or any other building owned by or through the persons constituting Landlord hereunder, or, if Landlord is a corporation, any affiliates, subsidiaries or the parent thereof;

(e) the rental obligations of such assignee or subtenant would be less than Tenant’s rental obligations hereunder;

(f) proposed subleasing is of less than fifty (50%) percent of the rentable area of the Demised Premises; or

(g) Landlord has negotiated with the proposed assignee or subtenant within the period of six months preceding Tenant’s request for consent.

6.02. Any request by Tenant for Landlord’s consent to an assignment of the Lease shall state the proposed assignee’s business address and be accompanied by a copy of the proposed instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant’s obligations hereunder). Any proposed assignee of the Demised Premises must agree to operate the Demised Premises in compliance with Section 7.10 of the Installment Sale Agreement (so long as Landlord remains obligated thereunder).

6.03. Any request by Tenant for Landlord’s consent to a sublease shall state the proposed subtenant’s business address and be accompanied by a copy of the proposed instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the Lease and such subtenant agrees that, if the Lease is terminated because of Tenant’s default, such subtenant shall, at Landlord’s option, attorn to Landlord), together with a verified statement of all consideration, in any form, received or to be received by Tenant for such sublease. Any proposed subtenant of the Demised Premises must agree to operate the Demised Premises in compliance with Section 7.10 of the Installment Sale Agreement (so long as Landlord remains obligated thereunder).

6.04. Landlord’s consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease, which shall be governed by this Article.

6.05. If required by law, Tenant, at its expense, shall notify the appropriate governmental authorities of any proposed assignment or sublease and obtain all necessary approvals as well as a new certificate of occupancy, if required.

6.06. Tenant shall reimburse Landlord for its reasonable expenses; including, without limitation, reasonable legal expenses and reasonable brokerage fees, if any, in connection with any proposed assignment or sublease.

6.07. Landlord hereby consents to the pledge of Tenant’s leasehold interest in the Demised Premises to Brown Brothers Harriman & Co., or any wholly-owned subsidiary thereof and to any other financial institutions to which Tenant may direct as security for financing to be obtained by Tenant. In the event Tenant shall default in any of the terms and conditions of this

Lease, Landlord shall give written notice thereof to Brown Brothers Harriman & Co., or any wholly-owned subsidiary thereof (“Tenant’s Mortgagee”) and Tenant’s Mortgagee shall have the right (but not the obligation) to cure such default. Landlord shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease for a period of ten (10) days after receipt of such written notice thereof by Tenant’s Mortgagee with respect to any such default capable of being cured by the payment of money and for a period of thirty (30) days after receipt of such written notice thereof by Tenant’s Mortgagee with respect to any other such default. Landlord further agrees that in the event Tenant’s Mortgagee forecloses on its mortgage with Tenant or in the event Tenant’s Mortgagee comes into possession or acquires Tenant’s leasehold interest in the Demised Premises as a result of the enforcement of foreclosure of its mortgage or note, or as a result of any other means, Landlord shall not unreasonably withhold its consent to an assignment or sublease of the Demised Premises by Tenant’s Mortgagee provided Tenant’s Mortgagee otherwise complies with all terms and conditions of this Article 6, it being understood that under such circumstances the term “Tenant” as used herein shall refer to Tenant’s Mortgagee.

ARTICLE 7

COMPLIANCE WITH LAWS AND REQUIREMENTS

OF GOVERNMENTAL AUTHORITIES

7.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or ordinance or any requirement of a governmental or quasi-governmental authority, including the New Jersey Fire Insurance Rating Organization or any similar body, and shall, at its expense, comply with all laws and requirements which impose any obligations on Landlord or Tenant arising from or relating to (i) the manner in which Tenant conducts its business or uses its property therein, or (ii) the breach of any of Tenant’s obligations hereunder. Landlord shall, at its expense, comply with all such laws and requirements which otherwise impose an obligation upon Landlord or Tenant with respect to the Building or the Demised Premises.

7.02. Tenant may, at its expense (and, if necessary, in the name of, but without expense to, Landlord), contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any such law or requirement, including any real estate taxes or charges in lieu of taxes imposed by any governmental or taxing authority, with which Tenant is required to comply and may defer compliance therewith pending the determination of such contest, provided that:

(a) Landlord shall not thereby be subjected to criminal penalty or prosecution;

(b) the Demised Premises, Land and/or Building shall not thereby subjected to forfeiture;

(c) Tenant obtains the written consent of the holders of Superior Mortgages;

(d) Tenant keeps Landlord advised of the status of such proceedings; and

(e) Tenant posts a bond for the payment thereof in such amount as Landlord may reasonably require.

Landlord shall, at Tenant’s request and expense, cooperate with Tenant in any such proceeding.

ARTICLE 8

INSURANCE

8.01. Tenant shall not violate, or permit the violation of, any provision of any insurance policy covering the Building and shall not take or permit any action which would increase any insurance rate applicable to the Building or which would result in the refusal of insurance carriers to insure the Building in amounts reasonably satisfactory to Landlord.

8.02. Tenant, at its sole cost and expense, shall, throughout the entire term of this lease, keep the Building insured against loss or damage by fire and against loss or damage things, coverage against so-called “occurrences”, such insurance to afford immediate protection at the date of commencement of the term hereof to the limit of not less than $1,000,000 in respect of bodily injury or death to any one person, and to the limit of not less than $3,000,000 in respect of any one accident, and to the limit of not less than $1,000,000 for property damage, with not more than $1,000 deductible, and such protection may continue at not less than the said limits until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate;

(b) Rental value insurance in an amount equal to one hundred percent (100%) of the total annual amount of rent and other charges payable hereunder; and

(c) Such other insurance and in such amounts as may from time to time be required by Landlord or the Authority pursuant to Section 5.10 of the Installment Sale Agreement against other insurable hazards business in the State of New Jersey, which have been approved by Landlord, which approval shall not be unreasonably withheld. On or before the date of commencement of the term of this lease, and thereafter not less than 15 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies (or, in the case of liability insurance, certificates of the insurers in from reasonably satisfactory to Landlord), accompanied by evidence satisfactory to Landlord of payment of the first installment of the premiums, shall be delivered by Tenant to Landlord; provided, however, that if the originals of any such policies are required under the terms of any Superior Mortgage to be delivered to any Superior Mortgagee, Tenant shall cause the same to be done and shall in such case deliver to Landlord a copy of each policy so delivered, together with an insurance company certificate or memorandum of such policy, in form reasonably satisfactory to Landlord.

8.05. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may be reasonably required to be furnished by, Tenant, unless Landlord and all Superior Mortgagees are included therein as insureds, with loss payable as in this lease provided. Tenant shall immediately notify Landlord of the taking out of any such separate insurance and shall cause the policies therefor to be delivered as required in Section 8.04 hereof.

8.6. All policies of insurance provided for or contemplated by this Article shall name Landlord and Tenant as the insureds or additional insureds, as their respective interests may appear. To the extent required by any Superior Mortgage, such policies shall also provide that losses thereunder shall be payable to said Superior Mortgagee.

8.07. All policies of insurance provided for in this Article shall, to the extent obtainable, contain clauses or endorsements to the effect:

(a) That no act or negligence of Tenant, or anyone acting for Tenant, or of any subtenant or occupant of the Demised Premises, which might otherwise result in a forfeiture of such insurance or any part thereof shall in any way affect the validity or enforceability of such insurance insofar as Landlord, and, if any Superior Mortgage has been placed on the Demised Premises, any Superior Mortgagee is concerned; and

(b) That such policies shall not be changed or cancelled without at least 10 days prior written notice to Landlord and, if required under any Superior Mortgage, to any Superior Mortgagee; and

(c) That neither Landlord nor, if any Superior Mortgage has been placed on the Demised Premises, any Superior Mortgagee shall be liable for any premiums thereon or subject to any assessments thereunder.

8.08. Losses under each policy of insurance provided for or contemplated by this Article shall be adjusted with the insurers and/or underwriters by Landlord, Tenant and, if required by any Superior Mortgages, any Superior Mortgagee. All costs and expenses of collecting or recovering any insurance proceeds under such policies, including, but not limited to, any and all fees of attorneys, appraisers and adjusters, shall be paid by Tenant.

8.09. Notwithstanding anything contained in Section 8.01 through 8.08 above, so long as Landlord remains obligated under the Installment Sale Agreement, Tenant shall be required to carry insurance with respect to the Demised Premises only in such amounts, insuring against such risks, with such companies, naming such additional insureds, and containing such other terms and conditions as required of Landlord by Section 5.10 and 5.11 of the Installment Sale Agreement.

ARTICLE 9

TENANT’S ALTERATIONS

9.01. Tenant may, with Landlord’s prior consent, which shall not be unreasonably withheld or delayed, make non-structural interior alterations, additions, installations, substitutions, improvements and decorations (collectively, “Alterations”) in and to the Demised Premises, subject to the following conditions:

(a) the Alterations shall be made, at Tenant’s expense, by contractors approved by Landlord (which approval shall not be unreasonably withheld or delayed);

(b) no Alterations (regardless of the estimated cost thereof) shall be made in violation of the provisions of the Installment Sale Agreement (so long as such Agreement remains in effect) or any other Superior Mortgage;

(c) the Building’s appearance, value and structural strength shall not be affected;

(d) any Alterations which is reasonably estimated to cost more than $5,000.00 shall be made in accordance with plans and specifications prepared by Tenant at its expense and approved by Landlord (which approval shall not be unreasonably withheld or delayed);

(e) Tenant, at its expense, shall first obtain all necessary governmental permits and authorizations and upon completion of the Alterations shall procure a certificate of occupancy, if required;

(f) Alterations shall be performed in compliance with all applicable laws, requirements of governmental authorities having jurisdiction, and insurance requirements and in a workmanlike manner, using new materials and equipment at least equal in quality to the original Building installations;

(g) no Alteration shall unreasonably interfere with the construction, maintenance or operation of the Building (or interfere with the business operations of any other tenant of the Building, if applicable) or cause any labor discord in the Building;

(h) the cost of Alterations shall be so paid that the Land and Building remain free of liens. If any Alterations will, as reasonably estimated, entail a cost in excess of $5,000.00, Tenant shall post a surety company performance bond guaranteeing Landlord completion of the Alterations free of liens;

(i) Tenant, at its expense, shall cause its contractors to maintain builder’s risk insurance and such other insurance as is then customarily maintained for such work, of such types and in such limits as Landlord reasonably requires, as well as workmen’s compensation insurance, in statutory limits, all with insurers licensed by the State of New Jersey;

(j) Tenant shall, promptly upon demand, furnish Landlord with such proof of compliance with this Article 10 as Landlord reasonably requests;

(k) upon completion of the Alteration, Tenant shall furnish Landlord with complete as-built sepia drawings thereof; and

(l) upon termination of this Lease, at Landlord’s option, Tenant shall restore the Demised Premises to the condition prior to installation of the Alteration.

ARTICLE 10

PERSONAL PROPERTY

10.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether at Landlord’s or at Tenant’s expense, shall be deemed Landlord’s property and shall not be removed by Tenant, except as otherwise hereinafter provided.

10.02. All movable paneling, partitions, lighting fixtures, special cabinet work and business and trade fixtures and office equipment which are installed in the Demised Premises by Tenant without contribution by Landlord, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are herein referred to as “Tenant’s Property”) shall belong to Tenant, may be removed by Tenant at any time during the Term, and shall be removed by Tenant at the end of the Term, except for Tenant’s initial installations. Tenant shall repair any damage resulting from such removal.

10.03. Any item of Tenant’s Property not so removed may, at Landlord’s option, be deemed abandoned and either retained by Landlord as its property, or disposed of, without accountability, in such manner as Landlord determines.

ARTICLE 11

REPAIRS AND MAINTENANCE

11.01. During the term of this lease Tenant agrees that it will keep the Demised Premises in good and safe operating order and condition, ordinary wear and tear excepted. Tenant shall be solely responsible for making all replacements and repairs to the Demised Premises, whether ordinary, extraordinary, structural or nonstructural (including but not limited to the roof and other structural repairs), foreseen or unforeseen which are necessary or required to maintain the Demised Premises and insure that the security for the Bonds shall not be adversely affected. Tenant shall, at its own sole cost and expense, keep the sidewalks, curbs, entrances, passageways, parking spaces and areas adjoining or appurtenant to the Demised Premises in a clean and orderly condition, free of snow, ice, rubbish and obstructions.

11.02. Landlord shall not be liable to Tenant nor shall

the Fixed Rent or Additional Rent be diminished or abated because of any inconvenience, annoyance, interruption or injury to business arising from the making of the repairs, storing material or performing any work in the Demised Premises or Building and the same shall not constitute an eviction.

ARTICLE 12

UTILITIES

12.01. Tenant shall make application for and arrange for and pay or cause to be paid all charges for gas, water, electricity, light, heat, power, telephone, sewer and other utility services used, rendered or supplied upon or in connection with the Demised Premises. Tenant shall indemnify and save Landlord harmless from and against any liability or charges on account thereof.

12.02. Tenant may utilize the then existing building system utility facilities, feeders, risers and wiring. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy and other utilities directly from the public utility shall be installed by Tenant at its own expense. If Tenant desires to install any equipment which shall exceed the capacity of any utility facilities or which shall require additional utility facilities, Tenant must obtain the prior written approval of Landlord of Tenant’s plans and specifications therefor. If such installation is approved by Landlord, Tenant shall pay the cost of providing such additional utility facilities or utility facilities of greater capacity. Tenant shall in no event use any of the utility facilities in any way which shall overload or overburden the utility systems.

12.03. In case any utility charges are not paid by Tenant when due, Landlord may pay the utility charges which could become a lien on the property to the utility company or department furnishing the utility service, and any amounts so paid by Landlord shall be paid by Tenant to Landlord immediately upon demand by Landlord.

12.04. Tenant hereby releases Landlord from any liability for any loss or damage sustained by Tenant should the furnishing of any utility or any other services to the Demised Premises (whether or not furnished by Landlord) be interrupted, reduced or altered by the making of repairs or improvements, the nonpayment of the charges for such services or any other cause which would constitute an Unavoidable Delay as defined in Article 29.

ARTICLE 13

ECRA AND OTHER ENVIRONMENTAL COMPLIANCE

13.01. In addition to Tenant’s obligations pursuant to

Article 7, Tenant shall, at Tenant’s own expense, comply with any and all legislation, rules and regulations in effect as of the date hereof and subsequent thereto relating to the environment, including but not limited to, the Environmental Cleanup Responsibility Act, N.J.S.A. 13:lK-6 et seq. (“ECRA”), the Comprehensive Environmental Response, Compensation & Liability Act, 42 U.S.C. §9601 et seq. (“CERCLA”), the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (“Spill Act”) and the Air Pollution Control Act (1954), N.J.S.A. 26:2C-1 et seq. (“Pollution Act”) and any and all amendments thereto and the regulations and orders promulgated thereunder. Landlord and Tenant acknowledge that Landlord has filed a General Information Submission (“GIS”) and a Site Evaluation Submission (“SES”) for the property pursuant to ECRA. Landlord has also applied for and has received and entered into an Administrative Consent Order dated November 21, 1988 (“ACO”) with the New Jersey Department of Environmental Protection (“NJDEP”) pursuant to which the cleanup of the site will occur and has posted the requisite financial assurance with NJDEP guaranteeing the cleanup of the site. Landlord assumes full responsibility for compliance with its obligations under the ACO. From and after the date hereof, Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element (“the ISEE”) of NJDEP or any other governmental entity.

Once Landlord has fulfilled its obligations pursuant to the ACO and has cleaned up the property to the satisfaction of NJDEP, should the ISEE or any other division of NJDEP or any other governmental entity determine that a cleanup plan be prepared or that any other action be taken and that a cleanup of the Demised Premises or other action be undertaken, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, carry out the approved plans or required actions and obtain all requisite approvals or consents of applicable governmental entities (unless it can be demonstrated that the cause of the cleanup occurred prior to the initiation of the Term of the Lease). Tenant’s obligations under this Article shall arise if there is a “closing, terminating or transferring” of operations (as such ten is defined in ECRA) or if any other triggering event or activity occurs which falls under the purview of the statutes hereinbefore referred, including but not limited a transfer of ownership resulting from Tenant’s exercise of its option to purchase the Demised Premises as set forth in Article 27 hereof.

13.02. At no expense to Landlord, Tenant shall, in addition to the foregoing, promptly provide all information requested by Landlord for preparation of non-applicability affidavits or otherwise related to Tenant’s obligations hereunder. Tenant shall promptly sign such affidavits when requested by

Landlord. Tenant shall indemnify, defend and save harmless Landlord from and against all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes in or about the Demised Premises which occur during the term of this Lease; and from all fines, suits, procedures, claims and actions of any kind or nature arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the ISEE or any other division of NJDEP or any other governmental entity. Tenant’s obligations and liabilities under this Article shall survive the expiration of the lease term and shall continue so long as Landlord remains responsible for the cleanup of any spills or discharges of hazardous substances or wastes in or about the Demised Premises which occur during the term of this Lease or for any other fines, suits, proceedings claims or actions of any kind or nature whatsoever arising out of Tenant’s failure to provide all information, make all submissions or take all actions required by the ISEE, any other division of NJDEP or any other governmental entity. Tenant’s failure to abide by the terms of this Article shall be restrainable by injunction.

ARTICLE 14

ACCESS

14.01. Landlord and its authorized representatives may

enter the Demised Premises between 8:00 a.m. and 6:00 p.m., prevailing time on business days from Monday through Friday (“Business Hours”) for inspection or exhibiting to Superior Mortgages or to prospective purchasers or mortgages of the Building and, during the last twelve months of the Term, to prospective tenants of the Demised Premises, provided that Landlord does not interfere with the normal operations of Tenant’s business. Landlord shall give Tenant reasonable advance notice of any such entry.

14.02. Landlord and its authorized representatives may enter the Demised Premises at any time to inspect, make repairs to or installations in the Demised Premises or any Building system or facility and to perform any work therein that may be necessary in case of emergency or by reason of Tenant’s failure to make such repairs or perform any such work or to commence the same for thirty (30) days after notice from Landlord or to cure any event of Default (as hereinafter defined) and may, in such event, store within the Demised Premises any necessary equipment and materials.

In the event Landlord so enters the Demised Premises, it shall,

(a) except in the case of emergency, give Tenant reasonable advance notice of such entry;

(b) so effect such repairs (except emergency repairs) and installations and store such equipment and materials as to minimize, so far as practicable, interference with Tenant’s normal business operations (but Landlord shall not be obligated to effect such repairs or installations before or after Business Hours); and

(c) with reasonable promptness, restore the portion of the Demised Premises adversely affected by such repairs or installations.

14.03. Tenant shall permit the Authority, the Heritage Bank as Trustee and their duly authorized agents at all reasonable times to enter upon and to examine and inspect the Demised Premises. Tenant further agrees that the Authority, the Trustee and their duly authorized agents shall have such rights of access to the Demised Premises as may be reasonably necessary to cause to be completed the construction and installation provided for in Article IV of the Installment Sale Agreement, and thereafter for the proper maintenance of the Building in the event of failure by Tenant to perform its obligations under this lease or the Landlord to perform its obligations under the Installment Sale Agreement. The Authority and the Trustee shall also be permitted, at all reasonable times, to inspect, examine and make copies of the books and records, any and all accounts, data, and any and all documents of Tenant with respect to the Demised Premises reasonably deemed necessary to effectuate the purposes of the New Jersey Economic Development Authority Act.

ARTICLE 15

NOTICE OF ACCIDENTS

15.01. Tenant shall promptly notify Landlord of

(a) any accident in or about the Demised Premises;

(b) any fire or other casualty (“Casualty”) occurring in or about the Demised Premises;

(c) all damage to or defects in the Demised Premises for the repair of which Landlord is responsible; and

(d) all damage to or defects in any Building system or facility in or about the Demised Premises.

ARTICLE 16

TENANT’S INDEMNIFICATION OF LANDLORD

16.01. Tenant shall indemnify and save Landlord harmless from and against and shall reimburse Landlord for, all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses (including reasonable architects’ and attorneys’ fees) incurred by Landlord by reason of

(a) any act undertaken by Tenant (or by Landlord to cure an Event of Default of Tenant);

(b) any negligence or tortious act on the part of Tenant, its agents, contractors, employees, licensees or invitees;

(c) any injury or damage to any person or property occurring in or about the Demised Premises or any part thereof, or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto which is not due to the fault of Landlord, its agents or contractors;

(d) any failure by Tenant to perform its obligations under the Lease; and

(e) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof, or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto.

Nothing herein contained shall be deemed to require Tenant to indemnify Landlord with respect to any tortious act committed by Landlord, or with respect to expenses incurred by Landlord which Tenant is not obligated’under the provisions of this Lease to pay or reimburse Landlord for or with respect to any duty of Landlord hereunder.

ARTICLE 17

DESTRUCTION OR DAMAGE

17.01. If the Demised Premises are damaged by fire or other casualty (“Casualty”), Tenant shall give immediate notice thereof to Landlord and the Lease shall continue in full force,

sixty (60) days after the Casualty, specifying a date for the expiration of the Lease, which data shall not be more than thirty (30) days after the giving of such notice and, upon the specified date, the Term shall expire and Tenant shall vacate the Demised Premises, without prejudice, however, to Landlord’s rights against Tenant accruing prior to termination, and any Fixed Rent or Additional Rent shall be paid up to the date of the Casualty or, if the Demised Premises have not been damaged or have been only partially damaged, then to the data of termination of the Lease, the Fixed Rent in such event to be paid in full or as reduced, as the case may be. If Landlord does not serve a termination notice, and if the Demised Premises have been damaged, Landlord shall, with reasonable promptness, inform Tenant whether the necessary repairs to the Demised Premises can reasonably be made within seven (7) months following the Casualty. If they cannot be so made, Tenant may elect to terminate the Lease by notice given within ten (10) business days after being informed by Landlord. If they can be so made or if Tenant does not so elect, the Lease shall continue and Tenant shall demolish and remove the ruins and complete construction of a replacement building on the Demised Premises, at Tenant’s sole cost and expense (whether or not any insurance proceeds are available or adequate for such purpose) within seven (7) months following the Casualty, subject to Unavoidable Delays and delays due to adjustment of insurance claims. Such demolition, removal and construction shall be without cost, charge or expanse of any kind to the Landlord. The replacement building to be constructed shall be as nearly as possible of a size, type and character equal to the Building so damaged or destroyed, and shall be of a cost not substantially less than the replacement value of the Building, as the same existed immediately prior to such damage or destruction. Before commencing the construction of any replacement building, Tenant shall submit copies of the plans and specifications therefor to Landlord for Landlord’s approval, which Landlord agrees not to unreasonably withhold or delay, and shall, if required under any Superior Mortgages, obtain the approval of such plans and specifications of the Superior Mortgagees. If by reason of any damage or destruction any sums are paid under any insurance policy, then subject to the terms and provisions of any Superior Mortgages (including Section 6.3 of the Installment Sale Agreement and the Heritage Mortgage) such sums shall be disbursed upon satisfaction of such conditions as Landlord may impose in its sole discretion. In any event, if Tenant is not restored to occupancy so that it may conduct the normal operations of its business in the Demised Premises within such seven (7)-month period, Tenant shall have the right to cancel this Lease by giving Landlord notice (not later than thirty (30) days following such seven (7) - month period) of its intention to do so. If a Casualty results from the fault of Tenant, its agents, contractors, employees or invitees, Tenant shall not be entitled to any abatement or reduction of rent, except to the extent that Landlord receives the proceeds of rent interruption insurance in lieu of such rent.

ARTICLE 18

CONDEMNATION

18.01. If the Building or any part thereof is condemned or conveyed to a condemning authority (“Condemnor”) under threat of condemnation (collectively, “Condemnation”), Landlord shall promptly notify Tenant thereof. If the Condemnation involves:

(a) the entire Demised Premises, the Lease shall terminate on the date title vests in the Condemnor; or

(b) such portion of the Building and/or Land as, in Landlord’s reasonable judgment, renders uneconomic the utilization of the balance of the Building and Land, Landlord may terminate the Lease by notice to Tenant within thirty (30) days after the date title vests in the Condemnor.

18.02. If a portion of the Demised Premises is condemned, as the result of which the balance of the Demised Premises cannot be reconstituted to enable Tenant to conduct its business substantially as theretofore (any dispute as to which shall be determined by arbitration, as hereinafter provided), Tenant may terminate the Lease, by notice to Landlord within thirty (30) days after the date title vests in the Condemnor. If Tenant does not so terminate the Lease, or if the partial taking does not prevent Tenant from conducting its business substantially as theretofore, Tenant shall diligently proceed to perform such work as may be required to restore the balance of the Demised Premises to as near its former condition as practicable and, from the date title vests in the Condemnor, the Fixed Rent, Additional Rent, Tenant’s Proportionate Share and Tenant’s Proportionate Share of Increase shall be proportionately reduced.

18.03. In the event of termination of the Lease under this Article, the Fixed Rent and Additional Rent shall be apportioned as of the effective date of termination and the parties shall have no liability for subsequently accruing obligations.

18.04. Tenant hereby waives all rights to any award in Condemnation, including, without limitation, rights arising from termination of all or any part of Tenant’s leasehold interest. Tenant may, however, file a separate claim for its fixtures (covered by Section 10.02) and relocation expenses and (provided Landlord is not prejudiced thereby) for any resulting loss of business, but not for the value of the unexpired balance of the Term or leasehold interest.

ARTICLE 19

MECHANICS’ LIENS

19.01. If any mechanic’s or other lien or order for the payment of money shall be filed against the Demised Premises or the Building, or against Landlord as a result of actions of the Tenant or of third parties occurring during the term of this Lease (whether or not such lien or order is valid or enforceable), Tenant shall, at its expense, cause the same to be canceled and discharged of record, by bonding or otherwise, within thirty (30) days after the date of filing thereof, and shall also indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys’ fees, in connection therewith.

ARTICLE 20

SURRENDER

20.01. Upon the expiration of the Term or any earlier termination of the Lease, Tenant shall remove Tenant’s Property and surrender the Demised Premises to Landlord free and clear of all liens and encumbrances, lettings and occupancies, in good condition, ordinary wear and tear and damage from the elements or other casualty or from causes beyond Tenant’s reasonable control excepted. Notwithstanding the foregoing, Tenant shall not be required to deliver up the Demised Premises free of the following liens, encumbrances, lettings and occupancies:

(a) Superior Mortgages, if any;

(b) Any liens or encumbrances permitted by this Lease or consented to by Landlord, including, but not limited to, Permitted Encumbrances (as defined in the Installment Sale Agreement);

(c) Any sublease or other occupancy agreement, the continuation of which beyond the expiration or sooner termination of this Lease has been consented to in writing by Landlord;

If Tenant retains possession of the Demised Premises or any part thereof after the expiration of the Term without Landlord’s prior consent, Tenant (without prejudice to any of Landlord’s other rights and remedies) shall pay Landlord an amount equal to double the immediately preceding Fixed Rent for the time Tenant thus remains in possession, and Tenant shall pay Landlord all Additional Rent for such period and damages, consequential and direct, sustained by reason of Tenant’s retention of possession. If Tenant holds over due to the exercise of its option to purchase the Demised Premises as set forth in Article 27, the Fixed Rent shall not be doubled and Tenant shall not be liable for damages as long as a settlement date acceptable to Landlord has been scheduled, but rather Tenant shall pay to Landlord rent at the sane monthly rental in effect during the last month of the lease tern up to and including the settlement date.

ARTICLE 21

LANDLORD’S REMEDIES IN EVENT OF

TENANT’S DEFAULT OR BANKRUPTCY

21.01. If any one or Bore of the following events (herein sometimes called “Events of Default”) occurs:

(a) If Tenant defaults in the payment of Fixed Rent or Additional Rent, when due.

(b) If Tenant defaults in the performance of any other obligation hereunder and such default continues for ten (10) days (or appropriate shorter period in the event of an emergency) after receipt of written notice from Landlord to Tenant (except for a default, not involving, an emergency, which cannot diligently be cured within such ten (10)-day period and which is diligently cured by Tenant within a suitable longer period); or

(c) If a petition in bankruptcy, insolvency, for a reorganization or for the appointment of a receiver for all or any portion of Tenant’s property is filed against Tenant and is not discharged within sixty (60) days thereafter; or

(d) If Tenant acquiesces in the appointment of such a receiver, files any such petition or makes an assignment for the benefit of its creditors; Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and effective not less than five (5) days thereafter, whereupon the Lease shall terminate upon such effective date (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Demised Premises to Landlord as herein provided, and Tenant shall have no further rights hereunder but shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Demised Premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

2l.02. If Landlord so terminates the Lease, Tenant shall pay to Landlord, as damages sums equal to the Fixed Rent and Additional Rent, at such times as they would have been payable if not for such termination of the Lease, less the net rents received by Landlord from any reletting, after deducting from the receipts therefrom all costs incurred in connection with such termination and reletting (but Tenant shall not be entitled to receive any excess of such net rents over such sums). Nothing herein shall be construed as requiring or otherwise imposing an obligation upon Landlord to relet the Demised Premises.

Landlord may commence actions or proceedings from time to time to recover such damages or installments thereof. No provision hereof shall be construed to preclude Landlord’s recovery from Tenant of any other damages to which Landlord nay be entitled under applicable law.

21.03. Tenant, on behalf of itself and all persons claiming through Tenant, including creditors, waives all rights, under present or future laws, to repossess the Demised Premises.

21.04. Neither Landlord’s nor Tenant’s failure to insist upon the strict performance of the other’s obligations hereunder or to exercise any remedy consequent upon a default, nor Landlord’s acceptance of any Fixed Rent or Additional Rent during the continuance of any default of Tenant (with or without knowledge thereof) shall constitute a waiver of any such obligations or default.

21.05. Landlord’s remedies hereunder shall be cumulative and concurrent.

21.06. Rent paid after the due date shall bear interest at twelve percent (12%) per annum (or at the then maximum lawful rate of interest if less than twelve percent (12%) per annum), from the date due until the date paid.

ARTICLE 22

LANDLORD’S AND TENANT’S RIGHT TO PERFORM

THE OTHER’S OBLIGATIONS

22.01. If Landlord or Tenant fails to perform any of its respective obligations hereunder (“Defaulting Party”) and such failure continues for ten (10) days (or an appropriate shorter period in the event of an emergency) after notice thereof by the other party (“Performing Party”), the Performing Party may (but shall not be obligated to) perform such obligation, in which event the cost of such performance, together with interest thereon at the maximum legal rate from the date of payment shall be reimbursed by the Defaulting Party to the Performing Party upon demand. The performance of such obligation shall not constitute a waiver of any right or remedy of the Performing Party arising from such failure of the Defaulting Party.

ARTICLE 23

NO BROKER

23.01. Landlord and Tenant warrant and represent that they have not dealt with any broker, firm or salesperson, in connection with the Lease.

Should any claim be made against Landlord by any broker, firm or salesperson for commissions in connection with the Lease, based on any acts of Tenant or its representatives, Tenant shall indemnify Landlord against all liability and expense (including reasonable attorneys’ fees) incurred in connection therewith. Should any such claim be made against Tenant on account of any acts of Landlord or its representatives, Landlord shall indemnify Tenant against all such liability and expense.

ARTICLE 24

ARBITRATION

24.01. Any dispute which the Lease provides is to be determined by arbitration shall be determined by binding arbitration in the office of the American Arbitration Association closest in proximity to the Demised Premises, before three (3) arbitrators of the American Arbitration Association, in accordance with its Rules then obtaining and judgment may be entered on the award of the arbitrator(s) in any court of competent jurisdiction.

24.02. The arbitrator(s) may only interpret and apply the terms of the Lease and may neither change such terms nor deprive either party to the Lease of any rights hereunder.

24.03. The expenses of arbitration shall be borne equally by Landlord and Tenant, except that each party shall pay its own counsel fees.

24.04. The existence of any dispute or the submission thereof to arbitration shall not affect or delay the performance by Tenant of its obligations under the Lease. Tenant shall continue to pay all Fixed Rent and Additional Rent and shall make any required deposits (as reasonably determined by Landlord, if necessary) without prejudice to Tenant’s rights; and, if required by reason of the determination of the arbitrator(s), Landlord shall make any appropriate refund to Tenant.

ARTICLE 25

NOTICES

25.01. All notices, demands, requests, approvals and consents hereunder (collectively, “Notices”) shall be in writing and shall be deemed to have been properly made or given if sent by registered or certified mail, return receipt requested, at the addresses set forth above with copies to:

McCarter & English

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attention: John B. Brescher, Jr., Esq.

and

Wills & O’Neill

10 Nassau Street

Princeton, New Jersey 08542

Attn: Peter M. O’Neill, Esq.

Either party may, by notice given pursuant to this Section, specify a different address. Notices shall be deemed to have been given as of the date on which they are posted. Notices may be given by an attorney-at-law or other authorized agent on behalf of Landlord or Tenant with the same effect as if given by the party itself.

of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00). The purchase price to be paid to Landlord shall be a net amount and shall not be reduced by any rents previously paid by Tenant to Landlord and each party shall pay its own respective expenses in connection with the transfer of title. The purchase price shall be paid by wire transfer, bank cashier’s or certified check.

27.02. The Option shall be exercised if at all by written notice (“Option Notice”) addressed to Landlord sent by registered or certified mail. Failure of Tenant to exercise the Option in the manner set forth above by the Expiration Date shall be deemed a waiver of Tenant’s rights to purchase the Demised Premises and as a decision by Tenant not to exercise the Option herein granted. It is further agreed that in such event the Option shall not act as a cloud on title to the detriment of Landlord.

If Tenant exercises the Option in the manner set forth above, then settlement shall be made ninety (90) days from the date of receipt of the Option Notice by Landlord (or such later period as may be necessary to receive all governmental or other approvals required for the conveyance of the Demised Premises) or such other date as Landlord and Tenant may agree. In the event settlement does not occur on or by the Expiration Date of this Lease, Tenant shall pay to Landlord rent for said hold over period as set forth in Article 20 hereof.

27.03. At settlement, the Demised Premises shall be conveyed to Tenant by Bargain and Sale with Covenant as to Grantor’s Act Deed, free and clear of all liens and encumbrances, including without limitation, all liens or security Interests securing same, except as may be assumed by Tenant. In the event there is any mortgage on the Demised Premises that can be assumed by Tenant, Tenant shall have the option to assume said mortgage and the purchase price shall be reduced by the amount of any such mortgage due and owing as of the date of conveyance. In addition, the Demised Premises must be insurable at regular rates by any title insurance company authorized to do business in New Jersey. This Lease shall terminate as of the date of transfer of title from Landlord to Tenant.

27.04. Landlord and Tenant represent that no brokerage commission or fee shall be due upon the exercise of the Option. Should any claim be made against Landlord by any broker firm or salesperson for any brokerage fees, charges or commissions incurred in connection with the exercise of the Option based on any acts of Tenant or its representatives, Tenant shall indemnify Landlord against all liability and expense (including reasonable attorneys’ fees) incurred in connection therewith. Should any such claim be made against Tenant on account of any acts of Landlord or its representatives, Landlord shall indemnify Tenant against all such liability and expense.

ARTICLE 28

MISCELLANEOUS

28.01. Landlord shall not permit the existence of indebtedness in excess of $4,000,000.00 in which the Demised Premises is used as collateral.

28.02. From time to time, Landlord, within twenty (20) days after a request from Tenant, and Tenant, within twenty (20) days after a request from Landlord, shall execute and deliver to the requesting party a statement certifying (insofar as applicable) that (a) the Lease has not been modified and is in full force (or, if there have been modifications, that the Lease is in full force as modified, and stating the modifications), (b) the date to which the Fixed Rent has been paid, (c) whether Tenant has exercised its option to purchase, (d) whether or not, to the best of the knowledge of the party executing such statement, the requesting party is then in default in the performance of any of its obligations under the Lease and, if so, specifying each such default, and (e) whether any security has been deposited by Tenant with Landlord, and, if so, the amount thereof.

28.03. The term “Landlord,” as used herein, shall mean the Landlord named herein and any successor to its interest in the Building and/or Land. If Landlord assigns such interest and the assignee assumes Landlord’s obligations hereunder, Landlord shall thereupon cease to be liable for any subsequently accruing obligations under the Lease, which shall be the sole liability of the assignee of such interest.

28.04. Without limiting Article 6 hereof, the tern “Tenant,” as used herein, shall mean the named Tenant hereunder and any permitted assignee of the Lease and/or permitted subtenant of all or any portion of the Demised Premises (but nothing herein provided shall be construed as creating any relationship or privity between Landlord and any such subtenant).

28.05. The ten “Unavoidable Delays,” as used herein, shall mean delays due to strikes, lock-outs, acts of God, shortages of labor or materials, governmental restrictions, enemy action, war, civil commotion, fire, unavoidable casualty, holding over by any existing tenant of the Demised Premises or similar causes beyond the reasonable control of Landlord or Tenant, as the case may be. In the event of a holdover by an existing tenant, which prevents occupancy by Tenant under the Lease, Landlord shall use reasonable efforts to terminate such holdover.

28.06. Landlord and Tenant hereby waive trial by jury in any action or proceeding or with respect to any counterclaim arising under or in connection with the Lease.

28.07. The Lease shall be governed by the Laws of the State of New Jersey.

28.08. The invalidity or unenforceability of any provision of the Lease in any instance shall have no effect upon the validity or enforceability of the remainder of the Lease or the validity or enforceability of such provision in any other instance.

28.09. The Lease contains the entire agreement between the parties concerning the Demised Premises, and the parties ac knowledge that its execution has not been induced by any representation or warranty by Landlord or Tenant (or any representative or broker) not set forth herein.

28.10. The Lease Bay be modified and the provisions hereof may be waived only by the signed written agreement of the parties.

28.11. The Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, successor, executors and permitted assigns and shall be deemed to run with the Land.

28.12. The captions herein are for convenience of reference only and shall not be deemed to define, limit or describe the scope or intendment of any provision of the Lease.

28.13. Tenant shall look solely to Landlord’s estate and property in the Land and Building (as the same may be subject to any ground leases or mortgages) for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the Lease. In no event shall there be any personal liability on the part of Landlord (or of any entities comprising Landlord) beyond such estate and property and no other assets of Landlord (or of any constituent entity thereof) shall be subject to levy, execution, attachment or any other legal process.

IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease the date first above written.

ATTEST:	JULIUS REALTY CORPORATION

/s/ (Illegible)	By:	/s/ James J. Westphal [L.S.]
	Name:	James J. Westphal
[SEAL]	Its:	President

ATTEST:	LEARY/CARROLL, INC.

/s/ (Illegible)	By:	/s/ Daniel R. Gresham [L.S.]
	Name:	Daniel R. Gresham
[SEAL]	Its:	President